VARIABLE ANNUITY INVERSE OTC STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Unrealized

Amount

Value

Units

Loss

FEDERAL AGENCY DISCOUNT NOTES 12.8%

Equity Index Swap Agreements Sold Short

Federal Farm Credit Bank*

June 2008 Nasdaq 100 Index

1.05% due 04/01/08

$

2,000,000

$

2,000,000

Swap, Terminating 6/13/08**

Federal Home Loan Bank*

(Notional Market Value

1.55% due 04/02/08

2,000,000

________

1,999,914

$5,375,572)

3,017

$

(61,582)

June 2008 Nasdaq 100 Index

Total Federal Agency Discount Notes*

Swap, Terminating 6/30/08**

(Cost $3,999,914)

________

3,999,914

(Notional Market Value

$24,117,851)

13,535

$

(150,803)

REPURCHASE AGREEMENTS

(Total Notional Market Value $29,493,423)

$

_________

(212,385)

*

The issuer is a publicly traded company that operates under

65.3%

a Congressional charter; its securities are neither issued nor

Collateralized by U.S. Treasury

guaranteed by the U.S. Government.

Obligations

**

Price Return based on Nasdaq 100 Index +/- financing at a

Lehman Brothers Holdings,

variable rate.

Inc. issued 03/31/08 at

†

All or a portion of this security is pledged as equity index swap

1.15% due 04/01/08†

5,719,314

5,719,314

collateral at March 31, 2008

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

5,207,346

5,207,346

Mizuho Financial Group, Inc.

issued 03/31/08 at 1.30% due

04/01/08

4,761,226

4,761,226

Morgan Stanley issued

03/31/08 at 1.35% due

04/01/08

4,761,226

________

4,761,226

Total Repurchase Agreements

(Cost $20,449,112)

________

20,449,112

Total Investments 78.1%

(Cost $24,449,026)

$     24,449,026

_________

Other Assets in Excess of

Liabilities – 21.9%

$

_________

6,845,062

Net Assets – 100.0%

$      31,294,088

Unrealized

Contracts

Gain

Futures Contracts Sold Short

June 2008 Nasdaq 100 Index

Mini Futures Contracts

(Aggregate Market Value of

Contracts $1,750,035)

49

$

________

32,795

1